                                                                    EXHIBIT 99.2

                       LOEWEN GROUP INTERNATIONAL, INC.

                         NOTICE OF GUARANTEED DELIVERY
                               OFFER TO EXCHANGE

             7 3/4% SERIES 3 SENIOR GUARANTEED NOTES (REGISTERED) DUE 2001
                          FOR ANY AND ALL OUTSTANDING
             7 3/4% SERIES 3 SENIOR GUARANTEED NOTES DUE 2001
                                      AND

             8 1/4% SERIES 4 SENIOR GUARANTEED NOTES (REGISTERED) DUE 2003
                          FOR ANY AND ALL OUTSTANDING

               8 1/4% SERIES 4 SENIOR GUARANTEED NOTES DUE 2003
                                 GUARANTEED BY
                             THE LOEWEN GROUP, INC.


          Registered holders of (i) outstanding 7 3/4% Series 3 Senior Guaranteed Notes due 2001 ("Series 3 Outstanding Notes") who wish to tender their Series 3 Outstanding Notes in exchange for a like principal amount of 7 3/4% Series 3 Senior Guaranteed Notes (Registered) due 2001 and/or (ii) outstanding 8 1/4% Series 4 Senior Guaranteed Notes due 2003 ("Series 4 Outstanding Notes" and, together with the Series 3 Outstanding Notes, the "Outstanding Notes") who wish to tender their Series 4 Outstanding Notes for a like principal amount of 8 1/4% Series 4 Senior Guaranteed Notes (Registered) due 2003, in each case whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Fleet National Bank (the "Exchange Agent") prior to 5:00 p.m. New York time on __________, 199__, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                              FLEET NATIONAL BANK

                                                                  By Registered or Certified
         By Hand:                        By Facsimile:                   Mail or Courier:
    Fleet National Bank                 (860) 986-7908                 Fleet National Bank
 Corporate Trust Operations       (For Eligible Institutions       Corporate Trust Operations
777 Main Street, Lower Level                Only)                 777 Main Street, Lower Level
 Hartford, Connecticut 06115                                                 CTMO 0224
Attention: Patricia Williams        Confirm by Telephone:          Hartford, Connecticut 06115
                                        (860) 986-1271            Attention: Patricia Williams

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          Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

          THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Outstanding Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:_______________________      _____________________________________
                                                  (Authorized Signature)


Address:____________________________      Title:_______________________________


____________________________________      Name:________________________________
        (Including Zip Code)                       (Please type or print)


Telephone Number:___________________      Date:________________________________
       (Including Area Code)


            NOTE:  DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
              DELIVERY.  NOTES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL


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